UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

+1 (952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EVLV	Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement

On May 2, 2019 (the “Effective Date”), we entered into a common stock and warrant purchase agreement with certain individuals and entities, pursuant to which we issued and sold 8,000,000 shares of our common stock and warrants to purchase 3,500,000 shares of our common stock in a private placement, for an aggregate cash purchase price of $6,000,000. The closing under the Purchase Agreement occurred on the Effective Date.

The purchasers consisted of the following: Invicta Media Investments, LLC, Michael and Leah Friedman, Timothy Peterman and certain other private investors. Invicta Media Investments, LLC is owned by Invicta Watch Company of America, Inc. (“IWCA”), which is the designer and manufacturer of Invicta-branded watches and watch accessories, one of our largest and longest tenured brands. Eyal Lalo is the owner of IWCA. Michael and Leah Friedman are owners and officers of Sterling Time, LLC (“Vendor”), which is the exclusive distributor of IWCA’s watches and watch accessories for television home shopping (the “Products”) and our long-time vendor. A description of the relationship between our company, IWCA and Vendor is contained in Item 5.02 of this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. Under the purchase agreement, the purchasers agree to customary standstill provisions related to our company for a period of two years, as well as to vote their shares in favor of matters recommended by our board of directors for approval by our shareholders. In addition, we agreed in the purchase agreement to appoint Eyal Lalo, an owner of IWCA, as vice chair of our board of directors, Michael Friedman to our board of directors and Timothy Peterman as our chief executive officer. This summary description of the purchase agreement is qualified in its entirety by reference to the purchase agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The warrants have an exercise price per share of $1.50 and are exercisable at any time and from time to time until May 2, 2024. The warrants provide that until May 2, 2020, the holders thereof will not acquire ownership of any of our assets, businesses or voting stock or propose to influence or control our management or policies or solicit proxies or consents with respect to our securities, subject to certain exceptions. This summary description of the warrants is qualified in its entirety by reference to the form of warrant, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the closing under the purchase agreement, we entered into certain other agreements with IWCA, Vendor and the purchasers, including:

•	a vendor exclusivity agreement between our company and Vendor, whereby

o	during the period beginning with the Effective Date and ending on the fifth anniversary of the Effective Date (or on the earlier termination of the Vendor Exclusivity Agreement) (the “Non-Competition Period”), Vendor and its affiliates and any spokesperson for the Products will not provide any rights to certain parties engaged in television shopping to use the trademarks associated with the Products or market, promote or sell the Products or any similar or competitive goods or services;

o	during the Non-Competition Period, Vendor grants our company the right to market, promote and sell, through live or taped direct response video retail programming in the U.S. and Canada, the Products and any similar or competitive goods or services; and

o	the vendor exclusivity agreement is terminable by either party one year following a change in control of our company.

•	a vendor agreement between our company and Vendor, whereby Vendor grants our company a license to the trademarks related to the Products and agrees to take other actions to assist us in marketing the Products, for a five-year term;

•	a letter agreement between our company and IWCA (the “IWCA Letter Agreement”), whereby IWCA agrees to take, or refrain from taking as applicable, actions in support of the arrangements between our company and Vendor;

•	a merchandise letter agreement between the Company and Vendor (the “Vendor Letter Agreement”), whereby Vendor commits to purchase Products from IWCA in an amount no less than $25 million for offer to our company for the fall season of 2019; and

•	a clawback agreement from each purchaser, whereby each purchaser agrees that in the event of an uncured breach of any of the IWCA Letter Agreement or Vendor Exclusivity Agreement, the warrants will be immediately cancelled and, for the shares purchased by Invicta Media Investments, LLC, Michael and Leah Friedman and Timothy Peterman, we will have the right to repurchase the shares of common stock issued pursuant to the purchase agreement at a price of $0.373 per share or, if such shares have already been sold, we will be entitled to a cash payment equal to $0.377 per share.

This summary description of each of the above agreements is qualified in its entirety by reference to the vendor exclusivity agreement, the vendor agreement, the IWCA Letter Agreement, the merchandise letter agreement and the form of clawback agreement, copies of which are included as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, on the Effective Date, we issued 8,000,000 shares of common stock and warrants to purchase 3,500,000 shares of common stock to the purchasers. The description of the warrants contained in Item 1.01 is incorporated by reference into this Item 3.02

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Effective Date, Robert J. Rosenblatt, our chief executive officer, was terminated without cause from his position as an officer and employee of our company and will receive the payments set forth in his existing employment agreement. Mr. Rosenblatt did not resign from his position as a member of our board of directors.

On the Effective Date, in accordance with the purchase agreement, our board of directors appointed Timothy A. Peterman to serve as our chief executive officer. Mr. Peterman, age 52, joined our company as chief financial officer in March 2015, and was promoted to chief operating officer / chief financial officer in June 2017. He served in these roles until April 2018 and served as a non-officer employee of our company through June 1, 2018. Most recently, Mr. Peterman served as chief operating officer and chief financial officer at Amerimark Interactive. Prior to joining our company in March 2015, Mr. Peterman served as the chief operating officer and chief financial officer for The J. Peterman Company, an ecommerce apparel brand, since 2011. From 2009 to 2011, he served as chief operating officer and chief financial officer of Synacor, a media technology company. Previously, Mr. Peterman served almost six years at The E.W. Scripps Company in various senior roles, including senior vice president of corporate development. From 1999 to 2002, he was chief operating officer and chief financial officer of IAC’s broadcasting and cable divisions, which included USA Network & Sci-Fi Channel. Mr. Peterman also spent almost six years in senior financial roles at Tribune Company. Mr. Peterman began his career at KPMG in Chicago in 1989 and is a CPA. Pursuant to the purchase agreement, on the Effective Date, Mr. Peterman purchased 166,667 shares of our common stock and a warrant to purchase 72,917 shares of our common stock for an aggregate purchase price of $125,000.

In connection with his employment, we entered into an employment agreement with Mr. Peterman that provides that Mr. Peterman: (a) will receive an annual base salary of $650,000, (b) will be eligible for annual cash discretionary bonuses targeted at 100% of his annual salary (pro rated for the current fiscal year) with a maximum annual cash discretionary bonus equal to 200% of his annual salary, (c) will receive 680,000 performance share units (“PSUs”), and (d) will receive a $150,000 relocation payment and temporary housing assistance while he relocates to our company’s headquarters. During the first six months of his employment, in the event of termination without cause or resignation for good reason, as defined in his employment agreement, Mr. Peterman will be entitled to a lump sum payment equal to his base salary and annual target bonus. Subsequent to that time, he will participate in our executive employee severance plan. This summary description of Mr. Peterman’s employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference herein.

The PSU award granted to Mr. Peterman was made outside of our existing equity incentive plans as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4). The PSUs will vest one-third upon the one year anniversary of the grant date, one-third when the per-share closing price of our common stock reaches or exceeds an average trading price of $2.00 for 20 consecutive trading days and Mr. Peterman has been continuously employed for at least one year from the grant date, and the remaining shares when the per-share closing price of our common stock reaches or exceeds an average trading price of $4.00 for 20 consecutive trading days and Mr. Peterman has been continuously employed for at least two years after the grant date. The PSUs are subject to the other terms and conditions of the applicable award agreement, a copy of which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated by reference herein.

On the Effective Date, each of Thomas Beers and Mark Holdsworth resigned from their positions as members of the Board.

On the Effective Date, in accordance with the purchase agreement, our board of directors elected Michael Friedman and Eyal Lalo to the board for a term expiring at our 2019 annual meeting of shareholders, and appointed Mr. Lalo as the vice chair of the board. Mr. Lalo, age 44, reestablished IWCA, the flagship brand of the Invicta Watch Group, in 1994, and has served as its chief executive officer since its inception. Under Mr. Lalo’s leadership, IWCA has been recognized for its vast amount of design and product innovations targeted to all demographics and age groups, and a strong following from collectors worldwide. Mr. Friedman, age 48, has served as chief executive officer of Vendor since 2005 and served as a vendor to our company for over 20 years. Under the purchase agreement, we agree to recommend that our shareholders vote to re-elect each of Eyal Lalo and Michael Friedman as a director of our company at the 2019 annual meeting of shareholders for a term of office expiring at the 2020 annual meeting of shareholders, and to reflect such recommendation in the proxy statement for the 2019 annual meeting and solicit proxies in favor thereof. For their service as non-employee members of the board of directors, Messrs. Friedman and Lalo will receive compensation under our non-employee director compensation policy. Each director receives $65,000 in a cash retainer annually for service on our board and the vice chair receives an additional $40,000 in a cash retainer annually. In addition, our non-employee directors receive a restricted stock unit award equal to $65,000 divided by the closing price on the date of grant that vest immediately immediate prior to the next annual meeting of shareholders. These amounts will be prorated for the partial year, resulting in an award of 20,436 restricted stock units.

Mr. Lalo is the owner of IWCA, which is the sole owner of Invicta Media Investments, LLC. Mr. Friedman is an owner of Vendor. Pursuant to the purchase agreement, on the Effective Date, Invicta Media Investments, LLC purchased 4,000,000 shares of our common stock and a warrant to purchase 2,526,562 shares of our common stock for an aggregate purchase price of $3,000,000. Pursuant to the purchase agreement, on the Effective Date, Michael and Leah Friedman purchased 1,800,000 shares of our common stock and a warrant to purchase 842,188 shares of our common stock for an aggregate purchase price of $1,350,000.

In our fiscal year ended February 2, 2019 and our current fiscal year through April 30, 2019, we purchased products, net of customary promotional funding and markdowns, from Vendor, an affiliate of Mr. Friedman, in the aggregate amount of $54.8 million and $13.3 million, respectively. We purchased goods from Vendor on standard commercial terms and Vendor provides us with a customary, non-interest bearing, trade payable credit line. In our current fiscal year, we paid Vendor $730,000 to subsidize the cost of a promotional cruise for Invicta branded and other vendors’ products. As of the end of our fiscal year ended February 2, 2019 and as of April 30, 2019, we had a net trade payable balance owed to Vendor of $3.2 million and $1.1 million, respectively.

Item 7.01	Regulation FD Disclosure

On May 2, 2019, we issued a press release in connection with the matters described in this Current Report on Form 8-K. The press release is furnished herewith as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

The following exhibits are being filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Form of Warrant, dated May 2, 2019
10.1	Common Stock and Warrant Purchase Agreement, dated as of May 2, 2019, by and between EVINE Live Inc. and the Purchasers listed therein
10.2	Vendor Exclusivity Agreement, dated as of May 2, 2019, by and between EVINE Live Inc. and Sterling Time, LLC
10.3	Vendor Agreement, dated as of May 2, 2019, by and between EVINE Live Inc. and Sterling Time, LLC
10.4	Letter Agreement, dated as of May 2, 2019, by Invicta Watch Company of America, Inc. in favor of EVINE Live Inc.
10.5	Merchandise Letter Agreement, dated as of May 2, 2019, by Sterling Time, LLC in favor of EVINE Live Inc.
10.6	Form of Clawback Agreement, dated as of May 2, 2019
10.7	Employment Agreement, dated as of May 2, 2019, by and between EVINE Live Inc. and Timothy A. Peterman
10.8	Performance Share Unit Award Agreement, dated as of May 2, 2019, between EVINE Live, Inc. and Timothy A. Peterman
99.1	Press Release dated May 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019	EVINE Live Inc.

	By:	/s/ Andrea M. Fike
Andrea M. Fike General Counsel